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Exhibit 99.4


                          AMENDMENT TO RIGHTS AGREEMENT


      This Amendment to Rights Agreement (the "Amendment"), dated as of September 30, 1997 by and between Quarterdeck Corporation, a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company (the "Rights Agent"), is an amendment to that certain Rights Agreement, dated as of August 11, 1992 (the "Rights Agreement"), originally entered into by and between the Company and Bank of America National Trust and Savings Association as the rights agent. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

      WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement;

      WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, prior to the Distribution Date, without the approval of the holders of the Company's common stock, $.001 par value per share, amend or supplement the Rights Agreement;

      WHEREAS, on September 26, 1997, the Company's Board of Directors acted to amend the Rights Agreement as set forth in Section 1 below;

      NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto agree as follows:

      1,    AMENDMENT TO RIGHTS AGREEMENT. The last sentence of Section 1(a) of the Rights Agreement shall be amended to read in full as follows:

            "Notwithstanding the foregoing, (A) no Person shall become an "Acquiring Person" (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" and (ii) if within 8 days after such Person would otherwise have become an Acquiring Person (but for the operation of this subclause (A)(ii)), such Person notifies the Board of Directors that such Person did so inadvertently and, within 2 days after such notification, such Person is the Beneficial Owner of less than 15% of the outstanding Common Shares," and (B) none of the Investors or the Placement Agent (as such terms are defined in the Preferred Stock Investment Agreement entered into between the Company and each of the Investors on or about September 30, 1997, (the "Investment Agreement")) shall be deemed to be an Acquiring Person as a result of its acquisition of shares of the Company's Series C Convertible Preferred Stock pursuant to the terms of the Investment Agreement, or any Common Shares received upon conversion of the Series C Convertible Preferred Stock; so long as such persons comply with
Section 3.5 of the Investment Agreement.

      2. STATUS OF RIGHTS AGREEMENT. Except as otherwise amended, modified or supplemented by this Amendment, the Rights Agreement shall continue in full force and effect.

      3. COUNTERPARTS. This Amendment may be executed simultaneously, in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.


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      4.    APPLICABLE LAW. This Amendment shall be construed and enforced in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                                       QUARTERDECK CORPORATION

                                       By:  __________________________
                                       Its:   __________________________


                                       AMERICAN STOCK TRANSFER & TRUST
                                       COMPANY

                                       By:  ___________________________
                                       Its:   ___________________________